Venable, Baetjer, Howard & Civiletti, LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                              Washington, DC 20005


                                October 18, 2002



Celsion Corporation
10220-I Old Columbia Road
Columbia, Maryland 21046

         Re:      Registration for Resale of 10,036,000 Shares
                  of Common Stock for Resale on Form S-3
                  --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Celsion Corporation, a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed this day with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration for resale, by certain securityholders named in the Registration Statement, of up to 10,036,000 shares (the "Registration Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Registrant, consisting of (a) 3,243,000 currently outstanding shares of Common Stock (the "Common Stock Placement Shares"), (b) up to 3,193,000 shares of Common Stock (the "Series B Conversion Shares") issuable upon conversion of shares of the Registrant's Series B 8% Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Shares") and (c) up to 3,600,000 shares of Common Stock (the "Warrant Shares") underlying Common Stock purchase warrants, of which warrants to purchase 1,800,000 shares of Common Stock are outstanding as of the date hereof and warrants to purchase an additional 1,800,000 are subject to contingent issuance under certain circumstances.

         This  opinion  letter  is  being   furnished  in  accordance  with  the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

                  (i) the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 17, 2000, the Certificate of Designation of the Registrant as filed with the Secretary of State on August 17, 2000, the Certificate of Ownership and Merger of the Registrant filed with the Secretary of State on August 17, 2000, the Certificate of Amendment of the Registrant as filed with the Secretary of State on June 5, 2001, the Certificate of Designations of the Registrant as filed with the Secretary of State on May 29, 2002 (the "Series B Certificate of Designations") and the Certificate of Designations of the
Registrant as filed with the Secretary of State on August 20, 2002 (collectively, the "Certificate of Incorporation");

                  (ii) the bylaws of the Registrant, as amended through and in effect as of the date hereof (the "Bylaws");

                  (iii) the Registration Statement;

                  (iv) a form of subscription agreement (the "Series B Subscription Agreement") relating to the issuance and sale of up to 2,000 units, each such unit consisting of (a) one (1) share of the Registrant's Series B Preferred Shares, each of which is convertible into 2,000 shares of the Registrant's Series B Conversion Shares and (b) one (1) warrant to acquire 600 Warrant Shares, subject to issuance of additional warrants (up to a maximum of warrants to purchase 1,200 Warrant Shares) under certain circumstances (all such warrants being referred to collectively as the "Series B Unit Warrants");

                  (v) a form of the Series B Unit Warrant;

                  (vi) a form of subscription agreement (the "Common Stock Placement Subscription Agreement") relating to the issuance and sale of up to 30 units, each such unit consisting of 150,000 Common Stock Placement Shares;

                  (vii) certain resolutions of the Board of Directors of the Registrant (the "Board"), certified by an officer of the Registrant, relating to, among other things, (a) the issuance of the Series B Preferred Shares, the Series B Conversion Shares, the Series B Unit Warrants, the Warrant Shares and the Common Stock Placement Shares and (b) the approval of the Certificate of Designations for the Series B Preferred Shares, the Series B Unit Warrants, the Registration Statement, the Series B Subscription Agreement, the Common Stock Placement Subscription Agreement, and the transactions contemplated thereby;

                  (viii) a certificate of the Secretary of State as to the good standing of the Registrant; and

                  (ix) a certificate of an officer of the Registrant as to certain matters (the "Officer's Certificate").

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had, have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have, with your consent, assumed the following matters:

                  (1) that (a) each Series B Subscription Agreement conforms in all material respects to the form of Series B Subscription Agreement furnished for our review, (b) each Common Stock Placement Subscription Agreement conforms in all material respects to the form of Common Stock Placement Subscription Agreement furnished for our review and (c) each Series B Unit Warrant conforms in all material respects to the form of the Series B Unit Warrant furnished for our review;

                  (2) that each of the Series B Subscription Agreements, each of the Common Stock Placement Subscription Agreements, and each of the Series B Unit Warrants has been duly authorized, executed and delivered by each of the parties thereto;

                  (3) that the Registrant has received or will receive, prior to the time of issuance of the Series B Preferred Shares, the Series B Unit Warrants, the Series B Conversion Shares, the Warrant Shares and the Common Stock Placement Shares, as applicable, the entire amount of the consideration contemplated by (a) the Series B Subscription Agreement, the Series B Certificate of Designations, the Series B Unit Warrant or the Common Stock Placement Subscription Agreement, as the case may be and (b) the resolutions of the Board (i) authorizing the issuance of the Series B Preferred Shares, the Series B Unit Warrants, the Series B Conversion Shares, the Warrant Shares and the Common Stock Placement Shares and (ii) approving the Series B Certificate of Designations, the Series B Subscription Agreement, the Series B Unit Warrants and the Common Stock Placement Subscription Agreement;

                  (4)  that  the  Registrant   has  and  will  have   sufficient
authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of Registration Shares;

                  (5) that the relevant provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware (the "DGCL") in effect at the time of issuance of any of the Registration Shares did not or will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation, the Bylaws and the DGCL in effect as of the date of this opinion letter and that no additional relevant provisions shall have been added subsequent to the date hereof;

                  (6) that stock certificates (the "Stock Certificates") representing the Common Stock, in the form attached as Exhibit E to the Officer's Certificate, have been or will be duly completed, executed and delivered by the President and the Secretary of the Registrant to reflect each due and valid issuance of any Registration Shares;

                  (7) that no Registration Shares shall be issued at a per share price less than the par value thereof; and

                  (8) that each issuance Registration Shares has been or will be recorded properly in the stock ledger of the Registrant at the time of such issuance.

         Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinions as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion (a) that the Registration Shares have been duly authorized, (b) that the Common Stock Placement Shares have been validly issued and are fully paid and nonassessable and (c) that, when issued, delivered and paid for in accordance with the terms of the Series B Certificate of Designations or the Series B Unit Warrants, as the case may be, the Series B Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable.

         This letter expresses our opinions with respect to the DGCL (without regard to the principles of conflict of laws thereof) governing matters such as due organization and the authorization and issuance of stock as such laws are in effect as of the date hereof, as well as the pertinent provisions of the Delaware Constitution, and reported judicial decisions interpreting such laws related to the matters set forth herein as in effect as of such date. It does not extend to the securities or "blue sky" laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction or the rules and regulations of stock exchanges or of any other regulatory body and we do not express any opinion as to the effect of any other laws on the opinions stated herein. We assume no obligation to update the opinions set forth herein.

         We hereby consent to the use of and filing of this opinion letter and the opinions expressed herein as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter and the opinions expressed herein are being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, our prior written consent.

                                 Very truly yours,

                                 /s/ Venable, Baetjer, Howard & Civiletti, LLP
                                 ---------------------------------------------
                                     Venable, Baetjer, Howard & Civiletti, LLP